Exhibit 99.1

FOR IMMEDIATE RELEASE

NanoString Technologies Releases Second Quarter 2013

Financial Results and Provides 2013 Outlook

SEATTLE – August 6, 2013 – NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today reported financial results for the three and six months ended June 30, 2013.

Highlights of the second quarter include:

•	Total revenue of $7.2 million, 21% year-over-year growth

•	Life Sciences revenue of $7.0 million, 18% year-over-year growth

•	Diagnostics revenue of $0.2 million

•	Installation of three Diagnostic systems in Europe

•	$54.0 million initial public offering

“The second quarter of 2013 was transformational for NanoString. We delivered strong revenue results in our Life Sciences business and achieved several important milestones in our Diagnostics business, while simultaneously completing a successful initial public offering,” said President and Chief Executive Officer, Brad Gray. “With our ProsignaTM Breast Cancer Assay marketed in Europe and Israel, multiple commercial catalysts for our Life Sciences business, and the IPO proceeds in hand, we believe we are well positioned for continued strong growth.”

Other recent business highlights include:

•

Introduction of nCounter ElementsTM, a line of General Purpose Reagents designed to enable researchers to independently develop multiplexed genomic assays, and then rapidly translate those assays into clinical diagnostics offered as Laboratory Developed Tests.

•	Publication of the TransATAC clinical validation study in The Journal of Clinical Oncology, demonstrating Prosigna’s advantages relative to other commercially-available breast cancer assays.

•

Presentations at major medical meetings of three clinical studies that further differentiate Prosigna from other breast cancer assays in assessing risk of late recurrence and in identifying node positive patients with low recurrence risk.

Revenue for the three months ended June 30, 2013 rose 21% to $7.2 million, from $5.9 million in the 2012 period. Life Sciences revenue was $7.0 million, up 18% from the prior year period. Diagnostics revenue was $0.2 million in the 2013 quarter versus no revenue a year ago.

Gross margin was 51.2% in the second quarter of 2013 compared to 43.9% in the 2012 period.

The increase was due to product mix and increasing scale and utilization of consumable manufacturing capacity.

Research and development expense was $3.6 million in the 2013 quarter versus $3.0 million in the year ago period. Selling, general and administrative expense was $6.7 million in the quarter compared to $3.3 million in the 2012 period. The increase reflects the Prosigna launch costs for Europe and Israel, investments to expand the Life Sciences commercial organization and other increased corporate costs, including those related to the transition to becoming a public company.

Net loss attributable to common stockholders for the three months ended June 30, 2013 was $7.8 million, or a loss of $13.69 per diluted share, compared with $5.4 million, or a loss of $16.02 per diluted share, for the three months ended June 30, 2012. Non-GAAP net loss for the three months ended June 30, 2013 was $6.0 million, or a loss of $0.65 per diluted share, compared with non-GAAP net loss of $2.8 million, or a loss of $0.35 per diluted share, for the 2012 three-month period. (See accompanying table for reconciliation of GAAP and non-GAAP financial measures.)

The company ended the second quarter with $10.8 million of cash and equivalents, which did not include $50.2 million of IPO proceeds, net of underwriting fees, received in July.

NanoString’s outlook for 2013 includes:

•	Total revenue in the range of $29.5 to $31.5 million, representing an approximate increase of 28% to 37% over 2012

•	$28.5 to $30.0 million of Life Sciences revenue

•	$1.0 to 1.5 million of Diagnostics revenue.

•	Gross margin in the range of 48% to 51%.

•	Net loss in the range of $30.0 to 35.0 million.

Conference Call

Management will host an investment community conference call today beginning at 1:30pm PT / 4:30pm ET to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (888) 793-9492 for domestic callers, or (734) 385-2643 for international callers, or from the webcast on the investor relations section of the company’s website at: www.nanostring.com. The webcast will be available on the company’s website for 14 days following the completion of the call.

About NanoString Technologies, Inc.

NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company’s nCounter® Analysis System, which has been employed in basic and translational research since it was first introduced in 2008 and cited in more than 230 peer-reviewed publications, has also now been applied to diagnostic use in the European Union. The company’s technology offers a cost-effective way to easily profile the expression of hundreds of genes, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. The company’s technology enables a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The

nCounter-based Prosigna™ Breast Cancer Prognostic Gene Signature Assay is the first in vitro diagnostic kit to be marketed through the company’s diagnostics business. For more information, please visit www.nanostring.com.

The nCounter Analysis System is available for “Research Use Only” in North America. The Prosigna Assay has received a CE mark and is available for use by healthcare professionals in the European Union and other countries that recognize the CE Mark and in which Prosigna is registered; it is pending 510(k) clearance with the Food and Drug Administration and is not available for sale in the United States.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our expectations of continued growth, the launch and impact of new products and current estimates of 2013 operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; delays or denials of reimbursement for diagnostic products; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; adverse results in connection with any ongoing or future legal proceeding; continued or worsening adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

The NanoString Technologies logo, NanoString, NanoString Technologies, nCounter and nCounter Elements are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions.

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures in this release. Management of the company believes that these non-GAAP financial measures, considered together with GAAP financial information, provide useful information for investors by excluding certain non-cash and other income and expense that are not indicative of the company’s core operating performance. Reconciliations of the non-GAAP financial measures used in this release to the most directly comparable GAAP measures for the respective periods can be found in “Reconciliation of Non-GAAP Financial Measures” immediately following the financial tables. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

Investor Contact:

Lynn Pieper of Westwicke Partners

For NanoString Technologies

lynn.pieper@westwicke.com

415-202-5678

Media Contact:

Nicole Litchfield

For NanoString Technologies

nicole@bioscribe.com

415-793-6468

– Financial Tables Follow –

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Product revenue:
Instruments	$2,523	$2,579	$4,162	$4,079
Consumables	4,305	3,054	8,004	5,757
Service revenue	390	310	728	609

Total revenue	7,218	5,943	12,894	10,445
Costs and expenses:
Cost of product revenue	3,522	3,334	6,404	5,990
Research and development	3,626	2,971	6,685	5,168
Selling, general and administrative	6,708	3,251	12,834	6,418

Total costs and expenses	13,856	9,556	25,923	17,576

Loss from operations	(6,638)	(3,613)	(13,029)	(7,131)
Other income (expense):
Interest income	3	6	6	13
Interest expense	(489)	(220)	(874)	(332)
Revaluation of preferred stock warrant liability	1,638	71	1,156	97
Other income (expense)	(9)	185	(13)	172

Total other income (expense)	1,143	42	275	(50)

Net loss	(5,495)	(3,571)	(12,754)	(7,181)
Accretion of mandatorily redeemable convertible preferred stock	(2,311)	(1,844)	(4,653)	(3,637)

Net loss attributable to common stockholders	$(7,806)	$(5,415)	$(17,407)	$(10,818)

Net loss per share, basic and diluted	$(13.69)	$(16.02)	$(31.48)	$(32.49)

Shares used in calculating basic and diluted net loss per share	570	338	553	333

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$10,755	$21,692
Accounts receivable, net	4,779	3,322
Inventory	5,627	5,380
Prepaid expenses and other	2,533	1,320

Total current assets	23,694	31,714
Deferred offering costs	3,384	1,765
Property and equipment, net	3,028	3,674
Other assets	384	253

Total assets	$30,490	$37,406

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,727	$2,865
Accrued liabilities	5,689	4,481
Long-term debt, current portion	2,675	2,789
Other	1,696	1,642

Total current liabilities	12,787	11,777
Long-term debt, net of current portion	15,047	9,970
Preferred stock warrant liability	2,513	3,532
Other non-current liabilities	2,173	2,265

Total liabilities	32,520	27,544
Mandatorily redeemable convertible preferred stock	108,275	103,622
Total stockholders’ deficit	(110,305)	(93,760)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ deficit	$30,490	$37,406

NANOSTRING TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net loss attributable to common stockholders (GAAP)	$(7,806)	$(5,415)	$(17,407)	$(10,818)
Accretion of mandatorily redeemable convertible preferred stock	2,311	1,844	4,653	3,637
Change in the fair value of preferred stock warrant liability	(1,638)	(71)	(1,156)	(97)
Stock-based compensation expense	257	137	488	417
Depreciation and amortization	437	490	901	974
Interest expense	489	220	874	332

Net loss (non-GAAP)	$(5,950)	$(2,795)	$(11,647)	$(5,555)

Shares used in calculating basic and diluted net loss per share (GAAP)	570	338	553	333
Shares of common stock issuable upon conversion of mandatorily redeemable convertible preferred stock	8,631	7,567	8,631	7,567

Shares used in calculating basic and diluted net loss per share (non-GAAP)	9,201	7,905	9,184	7,900

Net loss per share, basic and diluted (GAAP)	$(13.69)	$(16.02)	$(31.48)	$(32.49)

Net loss per share, basic and diluted (non-GAAP)	$(0.65)	$(0.35)	$(1.27)	$(0.70)